Exhibit 16.1

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

                                                             April 3, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
RE: SOLVIS GROUP, INC.
 FILE REF. NO. 0-30443

We have read the statements that we understand Solvis Group, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/S/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

April 3, 2007

Solvis Group, Inc.
701 N. Green Valley Parkway
Suite 200
Henderson, Nevada 89074

This is to confirm that the client-auditor relationship between Solvis Group, Inc. (Commission File No. 0-30443) and Weinberg & Company, P.A. has ceased.

      Very truly yours,

/S/ Weinberg & Company, P.A.

     WEINBERG & COMPANY, P.A.
     Certified Public Accountants

cc: Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549